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                                                                    EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in Amendment No. 2 to this Registration Statement on Form S-4 of Genzyme Corporation of our report dated March 1, 1995 on our audits of the financial statements of Genzyme Development Partners, L.P. as of December 31, 1993 and 1994 and for each of the three years in the period ended December 31, 1994, which reports are included in Genzyme Development Partners' 1994 Annual Report on Form 10-K.


We also consent to the reference to our firm under the caption "Experts."


                                                   /s/ Coopers & Lybrand L.L.P.
                                                   -----------------------------


Boston, Massachusetts
March 14, 1996